UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On March 18, 2015, Williams-Sonoma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fourth fiscal quarter and fiscal year ended February 1, 2015. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01.	Other Events

On March 18, 2015, the Company issued a press release announcing that its Board of Directors authorized a 6% dividend increase. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated March 18, 2015 titled Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2014 results; FY 14 net revenues reach $4.7 billion with 7.1% comparable brand revenue growth; FY 14 GAAP EPS grows 15% to $3.24; FY 14 non-GAAP EPS grows 13% to $3.20; FY 14 e-commerce grows 12% to $2.4 billion with a 23.6% operating margin

99.2	Press Release dated March 18, 2015 titled Williams-Sonoma, Inc. increases quarterly dividend by $0.02, or 6%, to $0.35 per common share

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 18, 2015	By:	/s/ Julie P. Whalen
Julie P. Whalen Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 18, 2015 titled Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2014 results; FY 14 net revenues reach $4.7 billion with 7.1% comparable brand revenue growth; FY 14 GAAP EPS grows 15% to $3.24; FY 14 non-GAAP EPS grows 13% to $3.20; FY 14 e-commerce grows 12% to $2.4 billion with a 23.6% operating margin

99.2	Press Release dated March 18, 2015 titled Williams-Sonoma, Inc. increases quarterly dividend by $0.02, or 6%, to $0.35 per common share

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